Exhibit 10.1

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

LAURUS MASTER FUND, LTD.,

FLAGSHIP PATIENT ADVOCATES, INC.

and

PATIENTS & PHYSICIANS, INC.

Dated: August 22, 2006

i

ii

LIST OF EXHIBITS

Form of Convertible Term Note	Exhibit A

Form of Warrant	Exhibit B

Form of Opinion	Exhibit C

iii

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

THIS AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 22, 2006, by and among FLAGSHIP PATIENT ADVOCATES, INC. (f/k/a Flagship Healthcare Management, Inc.), a Delaware corporation (the “Company”), PATIENTS & PHYSICIANS, INC. (f/k/a Finity Holdings, Inc.), a Delaware corporation (“Patients”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (the “Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser are parties to a Securities Purchase Agreement, dated as of January 30, 2006 (the “Original Purchase Agreement”);

WHEREAS, on January 30, 2006, the Company sold to the Purchaser a Secured Convertible Term Note in the aggregate principal amount of Four Million One Hundred Thousand Dollars ($4,100,000) (the “Original Note”), which Original Note is convertible into shares of the Company’s common stock, $0.001 par value per share, at an initial fixed conversion price of $.90 per share of such common stock;

WHEREAS, the Company issued to the Purchaser a warrant (the “Original Warrant”) to purchase up to 621,118 shares of the Company’s common stock (subject to adjustment as set forth therein) in connection with the Purchaser’s purchase of the Original Note;

WHEREAS, the Purchaser, the Company and Patients desire to amend and restate the Original Note and Patients desires to issue a replacement of the Original Warrant on the terms and conditions set forth herein; and

WHEREAS, the Company and Patients shall make, to replace the Original Note, for the benefit of the Purchaser that certain Amended and Restated Convertible Term Note in the aggregate principal amount of Four Million One Hundred Thousand Dollars ($4,100,000) in the form of Exhibit A hereto (as amended, modified, restated and/or supplemented from time to time, the “Note”), which Note in convertible into shares of Patients’ common stock, $0.001 par value per share (the “Common Stock”) at an initial fixed conversion price of $0.90 per share of Common Stock.

WHEREAS, Patients has made that certain Guaranty dated as of January 30, 2006, in favor of the Purchaser pursuant to which Patients has guaranteed all obligations and liabilities of the Company due and owing to the Purchaser.

WHEREAS, in order to replace the Original Warrant, Patients has agreed to issue to the Purchaser a warrant in the form of Exhibit B hereto (as amended, modified, restated and/or supplemented from time to time, the “Warrant”) to purchase up to 621,118 shares of Patients’ Common Stock (subject to adjustment as set forth therein).

AMENDMENT AND RESTATEMENT

As of the date of this Agreement, the terms, conditions, covenants, obligations, representations and warranties contained in the Original Purchase Agreement shall be deemed amended and restated in their entirety as follows and the Original Purchase Agreement shall be consolidated with and into and superseded by this Agreement provided, however, that nothing contained in this Agreement shall impair, limit or affect the liens or security interest heretofore granted, pledged and/or assigned as security for the obligations of the Company and its Subsidiaries under the Original Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Agreement to Issue. Pursuant to the terms and conditions set forth in this Agreement, on the Amendment and Restatement Date (as defined in Section 3), the Company and Patients shall issue to the Purchaser, and the Purchaser shall receive from the Company and Patients, the Note. The exchange of the Note on the Amendment and Restatement Date (as defined herein) shall be known as the “Offering.” The Note will mature on the Maturity Date (as defined in the Note). Collectively, the Closing Shares (as defined in Section 2(e)), Note, Warrant and Common Stock issuable upon conversion of the Note and upon exercise of the Warrant are referred to as the “Securities”.

2.  Fees, Warrant and Closing Shares. On the Amendment and Restatement Date:

(a)  Patients shall issue and deliver to the Purchaser the Warrant to purchase up to 621,118 shares of Common Stock (subject to adjustment as set forth in the Warrant) in connection with the Offering, pursuant to Section 1 hereof. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by Patients are hereby also made and granted for the benefit of the holder of the Warrant and shares of Patients’ Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”).

(b)  Intentionally Omitted.

(c)  The Company and Patients shall jointly and severally reimburse the Purchaser for its reasonable expenses (including legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Related Agreements (as hereinafter defined), and expenses incurred in connection with the Purchaser’s due diligence review of the Patients and its Subsidiaries (as defined in Section 4.2) and all related matters. Amounts required to be paid under this Section 2(c) will be paid on the Amendment and Restatement Date.

(d)  Intentionally Omitted.

(e)  Subject to the terms and conditions set forth herein, prior to the Amendment and Restatement Date, the Company and Patients shall have consummated the transaction contemplated by the Share Exchange Documentation, and the Purchaser shall thereafter own 2,601,862 shares of Common Stock of Patients (the “Closing Shares”). On the Amendment and Restatement Date, Patients will deliver to the Purchaser the stock certificates evidencing the Closing Shares registered in the Purchaser’s name.

3.  Closing, Delivery and Payment.

3.1  Closing. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the “Closing”), shall take place on the date hereof, at such time or place as Patients and the Purchaser may mutually agree (such date is hereinafter referred to as the “Amendment and Restatement Date”).

3.2  Delivery. At the Closing on the Amendment and Restatement Date, Patients and the Company will deliver to the Purchaser, among other things, the Closing Shares, the Note and the Warrant.

4.  Representations and Warranties of Patients and the Company. Patients and the Company hereby represent and warrant to the Purchaser as follows:

4.1  Organization, Good Standing and Qualification. Each of Patients and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Patients and each of its Subsidiaries has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (a) execute and deliver (i) this Agreement, (ii) the Note and the Warrant to be issued in connection with this Agreement, (iii) the Master Security Agreement dated as of January 30, 2006 between the Company, certain Subsidiaries of the Company and the Purchaser (as amended, modified and/or supplemented from time to time, the “Master Security Agreement”), (iv) the Registration Rights Agreement relating to the Securities dated as of the date hereof between Patients and the Purchaser (as amended, modified and/or supplemented from time to time, the “Registration Rights Agreement”), (v) the Subsidiary Guaranty dated as of January 30, 2006 made by Patients and certain Subsidiaries of the Company (as amended, modified and/or supplemented from time to time, the “Subsidiary Guaranty”), (vi) the Stock Pledge Agreement dated as of the date hereof by and between Patients and the Purchaser (as amended, modified and/or supplemented from time to time, the “Stock Pledge Agreement”), (vii) the Intellectual Property Security Agreement dated as of January 30, 2006 made by Patients in favor of the Purchaser (as amended, modified and/or supplemented from time to time, the “Patients Intellectual Property Security Agreement”), (viii) the Intellectual Property Security Agreement dated as of January 30, 2006 made by the Company and certain Subsidiaries of the Company in favor of the Purchaser (as amended, modified and/or supplemented from time to time, the “Flagship Intellectual Property Security Agreement”), (ix) the Reaffirmation of the Master Security Agreement, Subsidiary Guaranty, Patients Intellectual Property Security Agreement and Flagship Intellectual Property Security Agreement, dated as of the date hereof, made by the Company and Patients and (x) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby (the preceding clauses (ii) through (x) together with the Reaffirmation of the Limited Guaranty Agreements dated as of January 30, 2006 made by Fred Nazem, John H. Flood, III, Jack Diamond, Christopher Moody and Neil Moody in favor of the Purchaser, collectively, the “Related Agreements”); (b) issue and sell the Closing Shares, (c) issue and sell the Note and the shares of Common Stock issuable upon conversion of the Note (the “Note Shares”); (d) issue and sell the Warrant and the Warrant Shares; and (e) carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of Patients and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of Patients and its Subsidiaries, taken individually and as a whole (a “Material Adverse Effect”).

4.2  Subsidiaries. Each direct and indirect Subsidiary of Patients, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2. For the purpose of this Agreement, a “Subsidiary” of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

4.3  Capitalization; Voting Rights.

(a)  The authorized capital stock of the Company, as of the date hereof consists of (i) 70,000,000 shares of common stock, par value $0.001 per share (“Company Common Stock”), 100 shares of which are issued and outstanding, and (ii) 30,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”), of which 10,948,906 shares are designated as Series A Preferred Stock, of which no shares are issued and outstanding and 7,692,308 are designated as Series B Preferred Stock of which no shares are issues and outstanding. The Company has no warrants to purchase any of its capital stock issued and outstanding. The authorized, issued and outstanding capital stock of Patients consists of (i) 125,000,000 shares of Common Stock, 55,884,347 shares of which are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), no shares of which are issued and outstanding. In addition, Patients has warrants outstanding to purchase 1,902,174 shares of Common Stock. The authorized, issued and outstanding capital stock of each Subsidiary of Patients (other than the Company, which is set forth in this clause (a)) is set forth on Schedule 4.3.

(b)  Except as disclosed on Schedule 4.3, other than: (i) the shares reserved for issuance under Patients’ or the Company’s stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from either Patients or the Company of any of its securities. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of any of the Note or the Warrant, or the issuance of any of the Closing Shares, Note Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of Patients outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(c)  All issued and outstanding shares of (i) Company Common Stock and (ii) Patients’ Common Stock: (A) have been duly authorized and validly issued and are fully paid and nonassessable; and (B) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)  The rights, preferences, privileges and restrictions of the shares of Company Common Stock and Company Preferred Stock are as stated in the Company’s Amended and Restated Certificate of Incorporation .

(e)  The rights, preferences, privileges and restrictions of the shares of the Common Stock and Preferred Stock are as stated in Patients’ Amended and Restated Certificate of Incorporation (the “Charter”). The Closing Shares, Note Shares and Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and Patients’ Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

4.4  Authorization; Binding Obligations. All corporate, partnership or limited liability company, as the case may be, action on the part of Patients and each of its Subsidiaries (including their respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of Patients and its Subsidiaries hereunder and under the other Related Agreements at the Closing, and the authorization, sale, issuance and delivery of the Closing Shares, Note and Warrant has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of Patients and each of its Subsidiaries, enforceable against each such entity in accordance with their terms, except:

(a)  as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b)  general principles of equity that restrict the availability of equitable or legal remedies.

The issuance of the Closing Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Note and the subsequent conversion of the Note into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrant and the subsequent exercise of the Warrant for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

4.5  Liabilities. Except as contemplated by this Agreement, or as set forth on Schedule 4.5 and the Junior Secured Notes, neither Patients nor any of its Subsidiaries has any liabilities, except current liabilities incurred in the ordinary course of business and liabilities reflected in the balance sheet of the Company as at June 30, 2006 (the “Balance Sheet Date”), which has been provided to the Purchaser.

4.6  Agreements; Action. Except as contemplated by this Agreement, as set forth on Schedule 4.6, or pursuant to the Share Exchange Documentation (for purposes hereof, the term “Share Exchange Documentation” means the Share Exchange Agreement dated as of January 30, 2006 by and between the Company and Patients, and all documents, instruments and agreements entered into in connection therewith) or as disclosed in any Exchange Act Filings:

(a)  There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Patients or any of its Subsidiaries is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, Patients or any of its Subsidiaries in excess of $50,000 (other than obligations of, or payments to, Patients or any of its Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from Patients or any of its Subsidiaries (other than licenses arising from the purchase of “off the shelf” or other standard products); or (iii) provisions restricting the development, manufacture or distribution of Patients’ or any of its Subsidiaries’ products or services; or (iv) indemnification by Patients or any of its Subsidiaries with respect to infringements of proprietary rights.

(b)  Since the Balance Sheet Date, neither Patients nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, other than the notes set forth on Schedule 1 attached hereto (collectively, the “Junior Secured Notes”); (iii) made any loans or advances to any person or entity in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c)  For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities Patients or any Subsidiary of Patients has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(d)  Each of Patients and the Company makes and keeps books, records, and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of their respective assets. Each of Patients and the Company maintains internal control over financial reporting (“Financial Reporting Controls”) designed by, or under the supervision of, their respective principal executive and principal financial officers, and effected by their respective board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”), including that:

(i)  transactions are executed in accordance with such company’s management’s general or specific authorization;

(ii)  in the case of Patients, unauthorized acquisition, use, or disposition of Patients’ assets that could have a material effect on the financial statements are prevented or timely detected;

(iii)  in the case of the Company, unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements are prevented or timely detected;

(iv)  in the case of Patients, transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that Patients’ receipts and expenditures are being made only in accordance with authorizations of Patients’ management and board of directors;

(v)  in the case of the Company, transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Company’s receipts and expenditures are being made only in accordance with authorizations of the Company’s management and board of directors;

(vi)  such company’s transactions are recorded as necessary to maintain accountability for assets; and

(vii)  the recorded accountability for such company’s assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

4.7  Obligations to Related Parties. Except as set forth on Schedule 4.7, there are no obligations of Patients or any of its Subsidiaries to officers, directors, stockholders or employees of Patients or any of its Subsidiaries other than:

(a)  for payment of salary for services rendered and for bonus payments;

(b)  reimbursement for reasonable expenses incurred on behalf of Patients and its Subsidiaries;

(c)  for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of Patients and each Subsidiary of Patients, as applicable);

(d)  obligations listed in Patients’ and each of its Subsidiary’s financial statements; and

(e)  the Junior Secured Notes.

Except as described above, set forth on Schedule 4.7, or contemplated by the Share Exchange Documentation, none of the officers, directors or, to the best of either Patients’ or the Company’s knowledge, key employees or stockholders of Patients or any of its Subsidiaries or any members of their immediate families, are indebted to Patients or any of its Subsidiaries, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which Patients or any of its Subsidiaries is affiliated or with which Patients or any of its Subsidiaries has a business relationship, or any firm or corporation which competes with Patients or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with Patients or any of its Subsidiaries. Except as described above, no officer, director or stockholder of Patients or any of its Subsidiaries, or any member of their immediate families, is, directly or indirectly, interested in any material contract with Patients or any of its Subsidiaries and no agreements, understandings or proposed transactions are contemplated between Patients or any of its Subsidiaries and any such person. Except as set forth on Schedule 4.7, neither Patients nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person or entity.

4.8  Changes. Since the Balance Sheet Date, except as disclosed in any Schedule to this Agreement or to any of the Related Agreements, and after consummation of the transaction contemplated by the Share Exchange Documentation as disclosed in any Exchange Act Filings, there has not been:

(a)  any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of Patients or any of its Subsidiaries, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)  any resignation or termination of any officer, key employee or group of employees of Patients or any of its Subsidiaries;

(c)  any material change, except in the ordinary course of business, in the contingent obligations of Patients or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)  any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e)  any waiver by Patients or any of its Subsidiaries of a valuable right or of a material debt owed to it;

(f)  any direct or indirect loans made by Patients or any of its Subsidiaries to any stockholder, employee, officer or director of Patients or any of its Subsidiaries, other than advances made in the ordinary course of business;

(g)  any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of Patients or any of its Subsidiaries;

(h)  any declaration or payment of any dividend or other distribution of the assets of Patients or any of its Subsidiaries;

(i)  any labor organization activity related to Patients or any of its Subsidiaries;

(j)  any debt, obligation or liability incurred, assumed or guaranteed by Patients or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(k)  any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by Patients or any of its Subsidiaries;

(l)  any change in any material agreement to which Patients or any of its Subsidiaries is a party or by which either Patients or any of its Subsidiaries is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m)  any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(n)  any arrangement or commitment by Patients or any of its Subsidiaries to do any of the acts described in subsection (a) through (m) above.

4.9  Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 4.9, each of Patients and each of its Subsidiaries has good and marketable title to its properties and assets, and good title to its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

(a)  those resulting from taxes which have not yet become delinquent;

(b)  minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of Patients or any of its Subsidiaries, so long as in each such case, such liens and encumbrances have no effect on the lien priority of the Purchaser in such property; and

(c)  those that have otherwise arisen in the ordinary course of business, so long as they have no effect on the lien priority of the Purchaser therein.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by Patients and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4.9, Patients and its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

4.10  Intellectual Property.

(a)  Each of Patients and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and, to Patients’ or the Company’s knowledge, as presently proposed to be conducted (the “Intellectual Property”), without any known infringement of the rights of others. Except as set forth in Schedule 4.10, there are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is Patients or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b)  Neither Patients nor any of its Subsidiaries has received any communications alleging that Patients or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is Patients or any of its Subsidiaries aware of any basis therefor.

(c)  Patients does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by Patients or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to Patients or any of its Subsidiaries.

4.11  Compliance with Other Instruments. Neither Patients nor any of its Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by Patients and the Company and the other Securities by Patients each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Patients or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Patients or any of its Subsidiaries, their respective businesses or operations or any of their respective assets or properties.

4.12  Litigation. Except as set forth on Schedule 4.12, and after the consummation of the transaction contemplated by the Share Exchange Documentation as disclosed in Exchange Act Filings, there is no action, suit, proceeding or investigation pending or, to Patients’ or the Company’s knowledge, currently threatened against Patients or any of its Subsidiaries that prevents Patients or any of its Subsidiaries from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, an adverse effect on Patients or any of its Subsidiaries or any change in the current equity ownership of Patients or any of its Subsidiaries, nor is Patients or the Company aware that there is any basis to assert any of the foregoing. Neither Patients nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Patients or any of its Subsidiaries currently pending or which Patients or any of its Subsidiaries intends to initiate.

4.13  Tax Returns and Payments. Each of Patients and each of its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by Patients or any of its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 4.13, neither Patients nor any of its Subsidiaries has been advised:

(a)  that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

(b)  of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

Neither Patients nor the Company has any knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

4.14  Employees. Except as set forth on Schedule 4.14, neither Patients nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to Patients’ or the Company’s knowledge, threatened with respect to Patients or any of its Subsidiaries. Except as disclosed on Schedule 4.14, neither Patients nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To neither Patients’ nor the Company’s knowledge, no employee of Patients or any of its Subsidiaries, nor any consultant with whom Patients or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Patients or any of its Subsidiaries because of the nature of the business to be conducted by Patients or any of its Subsidiaries; and to each of Patients’ and the Company’s knowledge the continued employment by Patients and its Subsidiaries of their present employees, and the performance of Patients’ and its Subsidiaries’ contracts with its independent contractors, will not result in any such violation. Neither Patients nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to Patients or any of its Subsidiaries. Neither Patients nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with Patients or any of its Subsidiaries, no employee of Patients or any of its Subsidiaries has been granted the right to continued employment by Patients or any of its Subsidiaries or to any material compensation following termination of employment with Patients or any of its Subsidiaries. Except as set forth on Schedule 4.14, neither Patients nor the Company is aware that any officer, key employee or group of employees intends to terminate his, her or their employment with Patients or any of its Subsidiaries, nor does Patients or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

4.15  Registration Rights and Voting Rights. Except as contemplated by this Agreement, or as set forth on Schedule 4.15, neither Patients nor any of its Subsidiaries is presently under any obligation, and neither Patients nor any of its Subsidiaries has granted any rights, to register any of Patients’ or its Subsidiaries’ presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15, to Patients’ and the Company’s knowledge, no stockholder of Patients or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of Patients or any of its Subsidiaries.

4.16  Compliance with Laws; Permits. To the extent applicable, neither Patients nor any of its Subsidiaries is in violation of any provision of the Sarbanes-Oxley Act of 2002, or any applicable provision of the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, or rule of the Pink Sheet or the Principal Market (as hereinafter defined) or any other applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. For purposes hereof, the term “Principal Market” means the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock.) No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of Patients and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.17  Environmental and Safety Laws. To the best of its knowledge, neither Patients nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by Patients or any of its Subsidiaries or, to Patients’ or the Company’s knowledge, by any other person or entity on any property owned, leased or used by Patients or any of its Subsidiaries. For the purposes of the preceding sentence, “Hazardous Materials” shall mean:

(a)  materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

(b)  any petroleum products or nuclear materials.

4.18  Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

4.19  Full Disclosure. Each of Patients and each of its Subsidiaries has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Note and Warrant, including all information Patients and its Subsidiaries believe is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by Patients or any of its Subsidiaries to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by Patients or any of its Subsidiaries were based on Patient’s and its Subsidiaries’ experience in the industry and on assumptions of fact and opinion as to future events which Patients or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

4.20  Insurance. Each of Patients and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies, in each case with coverages which Patients believes are customary for companies similarly situated to the Company and its Subsidiaries in the same or similar business.

4.21  INTENTIONALLY OMITTED

4.22  INTENTIONALLY OMITTED

4.23  No Integrated Offering. Neither Patients, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any of the Related Agreements to be integrated with prior offerings by Patients for purposes of the Securities Act which would prevent Patients from selling the Securities pursuant to Rule 506 under the Securities Act, nor will Patients or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings except the Junior Secured Notes.

4.24  Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Neither Patients nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws, except the Junior Secured Notes.

4.25  Dilution. Patients specifically acknowledges that its obligation to issue the Closing Shares, the shares of Common Stock upon conversion of the Note and exercise of the Warrant is binding upon Patients and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of Patients.

4.26  Patriot Act.Patients and the Company each certify that, to the best of each of Patients’ and the Company’s knowledge, neither Patients nor any of its Subsidiaries has been designated, nor is or shall be owned or controlled by, a “suspected terrorist” as defined in Executive Order 13224. Patients hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, each of Patients and the Company hereby represents, warrants and covenants that: (i) none of the cash or property that Patients or any of its Subsidiaries will pay or will contribute to the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by Patients or any of its Subsidiaries to the Purchaser, to the extent that they are within Patients’ and/or its Subsidiaries’ control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Patients and/or the Company shall promptly notify the Purchaser if any of these representations, warranties or covenants ceases to be true and accurate regarding Patients or any of its Subsidiaries. Patients and the Company shall provide the Purchaser any and all additional information regarding Patients or any of its Subsidiaries that the Purchaser deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. Patients and the Company understand and agree that if at any time it is discovered that any of the foregoing representations, warranties or covenants are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Purchaser may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser’s investment in Patients and/or the Company. Patients and the Company further understand that the Purchaser may release confidential information about Patients and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if the Purchaser, in its sole discretion, determines that it is in the best interests of the Purchaser in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

4.27  ERISA. Based upon the Employee Retirement Income Security Act of 1974 (“ERISA”), and the regulations and published interpretations thereunder: (i) neither Patients nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)); (ii) each of Patients and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither Patients nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) neither Patients nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than Patients’ or such Subsidiary’s employees; and (v) neither Patients nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

5.  Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to Patients and the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of each of Patients and the Company set forth in this Agreement):

5.1  No Shorting. The Purchaser or any of its affiliates and investment partners has not, will not and will not cause any person or entity, to directly or indirectly engage in “short sales” of Patients’ Common Stock as long as the Note shall be outstanding.

5.2  Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on the Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except:

(a)  as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b)  as limited by general principles of equity that restrict the availability of equitable and legal remedies.

5.3  Investment Representations. The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in this Agreement, including, without limitation, that the Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act. The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Closing Shares, the Note and the Warrant issued to it under this Agreement and the Note Shares and the Warrant Shares acquired by it upon the conversion of the Note and the exercise of the Warrant, respectively. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from Patients regarding Patients’ and its Subsidiaries’ business, management and financial affairs and the terms and conditions of the Offering, the Closing Shares, the Note, the Warrant and the Securities and to obtain additional information (to the extent Patients or the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

5.4  The Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Patients so that it is capable of evaluating the merits and risks of its investment in Patients and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

5.5  Acquisition for Own Account. The Purchaser is acquiring the Closing Shares, the Note and Warrant and the Note Shares and the Warrant Shares for the Purchaser’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

5.6  The Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management’s, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Note, the Warrant and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

5.7  Accredited Investor. The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

5.8  Legends.

(a)  The Note shall bear substantially the following legend:

“THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PATIENTS & PHYSICIANS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)  The Closing Shares, Note Shares and the Warrant Shares, if not issued by DWAC system (as hereinafter defined), shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PATIENTS & PHYSICIANS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c)  The Warrant shall bear substantially the following legend:

“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PATIENTS & PHYSICIANS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

6.  Covenants of Patients and the Company. Each of Patients and the Company covenants and agrees with the Purchaser as follows:

6.1  Stop-Orders. Patients will advise the Purchaser, promptly after it receives notice of issuance by any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of Patients, or of the suspension of the qualification of the Common Stock of Patients for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

6.2  Listing. To the extent the Common Stock of Patients is publicly traded, Patients shall promptly secure the listing or quotation, as applicable, of the Closing Shares, the shares of Common Stock issuable upon conversion of the Note and upon the exercise of the Warrant on the Principal Market upon which shares of Patients’ Common Stock are listed or quoted for trading, as applicable (subject to official notice of issuance) and shall maintain such listing or quotation, as applicable, so long as any other shares of Common Stock shall be so listed or quoted, as applicable. Patients will maintain the listing or quotation, as applicable, of its Common Stock on the Principal Market, and will comply in all material respects with Patients’ reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable.

6.3  Market Regulations. To the extent applicable, Patients shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

6.4  Reporting Requirements.

(a)  Patients will deliver, or cause to be delivered, to the Purchaser each of the following, which shall be in form and detail reasonably acceptable to the Purchaser:

(i)  As soon as available, and in any event within ninety (90) days after the end of each fiscal year of Patients, each of Patients’ and each of its Subsidiaries’ audited financial statements with a report of independent certified public accountants of recognized standing selected by Patients and acceptable to the Purchaser (the “Accountants”), which annual financial statements shall be without qualification and shall include each of Patients’ and each of its Subsidiaries’ balance sheet as at the end of such fiscal year and the related statements of each of Patients’ and each of its Subsidiaries’ income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis to include Patients, each Subsidiary of Patients and each of their respective affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of Patients’ President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) and, if so, stating in reasonable detail the facts with respect thereto;

(ii)  Other than with respect to any fiscal quarter ending on the last day of the fiscal year of Patients, as soon as available and in any event within forty five (45) days after the end of each fiscal quarter (commencing with the fiscal quarter ending September 30, 2006) of Patients, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of Patients and each of its Subsidiaries as at the end of and for such quarter and for the year to date period then ended, prepared on a consolidating and consolidated basis to include Patients, each Subsidiary of Patients and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of Patients’ President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto; and

(iii)  As soon as available and in any event within fifteen (15) business days after the end of each calendar month (commencing with the calendar month ending July 31, 2006), an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of each of Patients and its Subsidiaries as at the end of and for such month and for the year to date period then ended, prepared on a consolidating and consolidated basis to include Patients, each Subsidiary of Patients and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of Patients’ President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto.

(b)  To the extent applicable, Patients shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination. Promptly after (i) the filing thereof, Patients will notify the Purchaser, in writing (but in any event within one (1) business day of the filing thereof), of Patients’ most recent registration statements and annual, quarterly, monthly or other regular reports which Patients files with the SEC, and (ii) the issuance thereof, Patients will deliver, or cause to be delivered, to the Purchaser copies of such financial statements, reports and proxy statements as Patients shall send to its stockholders.

(c)  Patients shall deliver, or cause the applicable Subsidiary of Patients to deliver, such other information as the Purchaser shall reasonably request.

6.5  Use of Funds. Patients shall use the proceeds of the sale of the Closing Shares, the Note and the Warrant solely to fund the transaction contemplated by the Share Exchange Documentation and for general working capital purposes.

6.6  Access to Facilities. Each of Patients and each of its Subsidiaries will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at Patients’ and the Company’s joint and several expense and accompanied by a representative of Patients or any Subsidiary (provided (a) that no such prior notice shall be required to be given and no such representative of Patients or any Subsidiary shall be required to accompany the Purchaser in the event the Purchaser believes such access is necessary to preserve or protect the Collateral (as defined in the Master Security Agreement) or following the occurrence and during the continuance of an Event of Default (as defined in the Note) and (b) so long as no Event of Default shall have occurred and is then continuing (i) Purchaser shall not visit and inspect the properties of Patients and its Subsidiary more than four (4) times in any calendar year and (ii) Patients and the Company shall not be obligated to pay to Purchaser more than $8,000 during any calendar year in connection with the activities described in clauses (a), (b) and (c) below), to:

(a)  visit and inspect any of the properties of Patients or any of its Subsidiaries;

(b)  examine the corporate and financial records of Patients or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

(c)  discuss the affairs, finances and accounts of Patients or any of its Subsidiaries with the directors, officers and independent accountants of Patients or any of its Subsidiaries.

Notwithstanding the foregoing, neither Patients nor any of its Subsidiaries will provide any material, non-public information to the Purchaser unless the Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD under the federal securities laws.

6.7  Taxes. Each of Patients and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of Patients and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall have no effect on the lien priority of the Purchaser in any property of Patients or any of its Subsidiaries and (iii) if Patients and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that Patients and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

6.8  Insurance. Each of Patients and its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as Patients and its Subsidiaries; and Patients and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which Patients reasonably believes is customary for companies in similar business similarly situated as Patients and its Subsidiaries and to the extent available on commercially reasonable terms. Patients, and each of its Subsidiaries, will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for their respective obligations hereunder and under the Related Agreements. At Patients’ and each of its Subsidiaries’ joint and several cost and expense in amounts and with carriers reasonably acceptable to the Purchaser, each of Patients and each of its Subsidiaries shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Patients’ or the respective Subsidiary’s including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Patients’ or the respective Subsidiary’s insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Patients or any of its Subsidiaries either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Patients or the respective Subsidiary is engaged in business; and (v) furnish the Purchaser with (x) a copy of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting the Company’s workers’ compensation policy, endorsements to such policies naming the Purchaser as “co-insured” or “additional insured” and appropriate loss payable endorsements in form and substance satisfactory to the Purchaser, naming the Purchaser as loss payee, and (z) evidence that as to the Purchaser the insurance coverage shall not be impaired or invalidated by any act or neglect of Patients or any Subsidiary and the insurer will provide the Purchaser with at least thirty (30) days notice prior to cancellation. Patients and each Subsidiary shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to Patients and/or the Subsidiary and the Purchaser jointly. In the event that as of the date of receipt of each loss recovery upon any such insurance, the Purchaser has not declared an event of default with respect to this Agreement or any of the Related Agreements, then Patients and/or such Subsidiary shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise “Collateral” secured by the Purchaser’s security interest pursuant to the Master Security Agreement, any Related Agreement and/or such other security agreement as shall be required by the Purchaser, with any surplus funds to be applied toward payment of the obligations of Patients and/or the Company to the Purchaser. In the event that the Purchaser has properly declared an event of default with respect to this Agreement or any of the Related Agreements, then all loss recoveries received by the Purchaser upon any such insurance thereafter may be applied to the obligations of Patients and/or the Company hereunder and under the Related Agreements, in such order as the Purchaser may determine. Any surplus (following satisfaction of all of the respective obligations of Patients and the Company to the Purchaser) shall be paid by the Purchaser to Patients or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Patients or the Subsidiary, as applicable, to the Purchaser, on demand.

6.9  Intellectual Property. Each of Patients and each of its Subsidiaries shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

6.10  Properties. Each of Patients and each of its Subsidiaries will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of Patients and each of its Subsidiaries will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.11  Confidentiality. Patients will not, and will not permit any of its Subsidiaries to, disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, Patients may disclose the Purchaser’s identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

6.12  Required Approvals. For so long as twenty-five percent (25%) of the principal amount of the Note is outstanding, Patients, without the prior written consent of the Purchaser, shall not, and shall not permit any of its Subsidiaries to:

(a)  (i) directly or indirectly declare or pay any dividends, other than dividends paid to Patients or any of its wholly-owned Subsidiaries, (ii) issue any preferred stock that is mandatorily redeemable prior to the one year anniversary of Maturity Date (as defined in the Note) or (iii) redeem any of its preferred stock or other equity interests;

(b)  liquidate, dissolve or effect a material reorganization (it being understood that in no event shall Patients or any of its Subsidiaries dissolve, liquidate or merge with any other person or entity (unless, in the case of such a merger, Patients or, in the case of merger not involving Patients, such Subsidiary, as applicable, is the surviving entity);

(c)  become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict Patients’ or any of its Subsidiaries’ right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

(d)  materially alter or change the scope of the business of Patients and its Subsidiaries taken as a whole;

(e)  (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt and debt incurred to finance the purchase of equipment (not in excess of five percent (5%) of the fair market value of the Company’s and its Subsidiaries’ assets)) whether secured or unsecured other than (v) each of Patients’ and the Company’s obligations owed to the Purchaser, (w) indebtedness set forth on Schedule 6.12(e) attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, (x) the obligations under the Junior Secured Notes, in the aggregate amount of $3,000,000, and related documents, including a Securities Purchase Agreement, Secured Convertible Term Note, Registration Rights Agreement and Warrant, which obligations shall be subject to a subordination and intercreditor agreement (the “Subordination Agreement”) with the Purchaser, which shall be in form and substance satisfactory to Purchaser in its sole discretion, and (y) any indebtedness incurred in connection with the purchase of assets (other than equipment) in the ordinary course of business, or any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, so long as any lien relating thereto shall only encumber the fixed assets so purchased and no other assets of Patients or any of its Subsidiaries; (ii) cancel any indebtedness owing to it in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other person or entity, except the endorsement of negotiable instruments by Patients or any Subsidiary thereof for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (e); and

(f)  create or acquire any Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of Patients and (ii) such Subsidiary becomes a party to the Master Security Agreement, the Stock Pledge Agreement, the Intellectual Property Security Agreement and the Subsidiary Guaranty (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and, to the extent required by the Purchaser, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Subsidiary on the Amendment and Restatement Date.

6.13  Reissuance of Securities. Patients agrees to reissue certificates representing the Securities without the legends set forth in Section 5.8 above at such time as:

(a)  the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or

(b)  upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

Patients agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided Patients and its counsel receive reasonably requested representations from the Purchaser and broker, if any.

6.14  Opinion. On the Amendment and Restatement Date, Patients will deliver to the Purchaser an opinion acceptable to the Purchaser from Patients’ external legal counsel in the form of Exhibit C hereto. Patients will provide, at Patients’ expense, such other legal opinions in the future as are deemed reasonably necessary by the Purchaser (and acceptable to the Purchaser) in connection with the Closing Shares, the conversion of the Note and exercise of the Warrant.

6.15  Margin Stock.Patients will not permit any of the proceeds of the Closing Shares, the Note or the Warrant to be used directly or indirectly to “purchase” or “carry” “margin stock” or to repay indebtedness incurred to “purchase” or “carry” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

6.16  Financing Right of First Refusal.

(a)  Patients hereby grants to the Purchaser a right of first refusal to provide any Additional Financing (as defined below) to be issued by Patients and/or any of its Subsidiaries, subject to the following terms and conditions. From and after the date hereof, prior to the incurrence of any additional indebtedness and/or the sale or issuance of any equity interests of Patients or any of its Subsidiaries (an “Additional Financing”), Patients and/or any Subsidiary of Patients, as the case may be, shall notify the Purchaser of its intention to enter into such Additional Financing. In connection therewith, Patients and/or the applicable Subsidiary thereof shall submit a fully executed term sheet (a “Proposed Term Sheet”) to the Purchaser setting forth the terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on “arm’s length” terms and the terms thereof to be negotiated in good faith) proposed to be entered into by Patients and/or such Subsidiary. The Purchaser shall have the right, but not the obligation, to deliver its own proposed term sheet (the “Purchaser Term Sheet”) setting forth the terms and conditions upon which the Purchaser would be willing to provide such Additional Financing to Patients and/or such Subsidiary. The Purchaser Term Sheet shall contain terms no less favorable to Patients and/or such Subsidiary than those outlined in Proposed Term Sheet. The Purchaser shall deliver such Purchaser Term Sheet within ten business days of receipt of each such Proposed Term Sheet. If the provisions of the Purchaser Term Sheet are at least as favorable to Patients and/or such Subsidiary, as the case may be, as the provisions of the Proposed Term Sheet, Patients and/or such Subsidiary shall enter into and consummate the Additional Financing transaction outlined in the Purchaser Term Sheet.

(b)  Patients will not, and will not permit its Subsidiaries to, agree, directly or indirectly, to any restriction with any person or entity which limits the ability of the Purchaser to consummate an Additional Financing with Patients or any of its Subsidiaries.

6.17  Authorization and Reservation of Shares. Patients shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the conversion of the Note and exercise of the Warrants.

6.18  INTENTIONALLY OMITTED.

6.19  Obligations to Nazem, Inc. The maximum obligation of the Company to Nazem Inc. shall at no time be greater than $50,000.

6.20  INTENTIONALLY OMMITTED.

7.  Covenants of the Purchaser. The Purchaser covenants and agrees with Patients as follows:

7.1  Confidentiality. The Purchaser will not disclose, and will not include in any public announcement, the name of Patients or the Company, unless expressly agreed to by Patients or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

7.2  Non-Public Information. The Purchaser will not effect any sales in the shares of Patients’ Common Stock while in possession of material, non-public information regarding Patients if such sales would violate applicable securities law.

7.3  Limitation on Acquisition of Common Stock of Patients. Notwithstanding anything to the contrary contained in this Agreement, any Related Agreement or any document, instrument or agreement entered into in connection with any other transactions between the Purchaser and Patients, the Purchaser may not acquire stock in Patients (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in Patients, or otherwise, and such contracts, options, warrants, conversion or other rights shall not be enforceable or exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by Patients to the Purchaser not to qualify as “portfolio interest” within the meaning of Section 881(c)(2) of the Code, by reason of Section 881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the “Stock Acquisition Limitation”). The Stock Acquisition Limitation shall automatically become null and void without any notice to Patients upon the earlier to occur of either (a) Patients’ delivery to the Purchaser of a Notice of Redemption (as defined in the Note) or (b) the existence of an Event of Default (as defined in the Note) at a time when the average closing price of Patients’ common stock as reported by Bloomberg, L.P. on the Pink Sheets or the Principal Market, as applicable, for the immediately preceding five trading days is greater than or equal to 150% of the Fixed Conversion Price (as defined in the Note).

8.  Covenants of Patients, the Company and the Purchaser Regarding Indemnification.

8.1  Patients and Company Indemnification. Patients and the Company agree to jointly and severally indemnify, hold harmless, reimburse and defend the Purchaser, each of the Purchaser’s officers, directors, agents, affiliates, control persons, and principal shareholders, against any and all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which result, arise out of or are based upon: (a) any misrepresentation by Patients or any of its Subsidiaries or breach of any warranty by Patients or any of its Subsidiaries in this Agreement, any Related Agreement or in any exhibits or schedules attached hereto or thereto; (b) any breach or default in performance by Patients or any of its Subsidiaries of any covenant or undertaking to be performed by Patients or any of its Subsidiaries hereunder, under any Related Agreement or any other agreement entered into by Patients and/or any of its Subsidiaries and the Purchaser relating hereto or thereto; or (c) (i) the violation of any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or cleanup (collectively, "Environmental Laws"), including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq. and 40 CFR §302.1 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq., and 40 CFR §116.1 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.) and the regulations promulgated pursuant to said laws, all as amended and relating to or affecting Patients and/or any Subsidiary and Patients’ and/or any Subsidiary's properties, whether or not caused by or within the control of the Purchaser and/or (ii) the presence, release or threat of release of any hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or raw materials which are included under or regulated by Environmental Laws on, in, under or affecting all or any portion of any property of Patients and/or any Subsidiary or any surrounding areas, regardless of whether or not caused by or within the control of the Purchaser.

8.2  Purchaser’s Indemnification. The Purchaser agrees to indemnify, hold harmless, reimburse and defend Patients and the Company and each of Patients’ and the Company’s officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon Patients or the Company which result, arise out of or are based upon: (a) any misrepresentation by the Purchaser or breach of any warranty by the Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (b) any breach or default in performance by the Purchaser of any covenant or undertaking to be performed by the Purchaser hereunder, or any other agreement entered into by the Purchaser and Patients and/or the Company relating hereto.

9.  Conversion of Convertible Note.

9.1  Mechanics of Conversion.

(a)  Provided the Purchaser has notified Patients of the Purchaser’s intention to sell the Note Shares and the Note Shares are included in an effective registration statement or are otherwise exempt from registration when sold: (i) upon the conversion of the Note or part thereof, Patients shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel reasonably acceptable to the Purchaser following a request by the Purchaser) to assure that Patients’ transfer agent shall issue shares of Patients’ Common Stock in the name of the Purchaser (or its nominee) or such other persons as designated by the Purchaser in accordance with Section 9.1(b) hereof and in such denominations to be specified representing the number of Note Shares issuable upon such conversion; and (ii) Patients warrants that no instructions other than these instructions have been or will be given to the transfer agent of Patients’ Common Stock and that after the Effectiveness Date (as defined in the Registration Rights Agreement) the Note Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement, and will not contain a legend restricting the resale or transferability of the Note Shares.

(b)  The Purchaser will give notice of its decision to exercise its right to convert the Note or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to Patients (the “Notice of Conversion”). The Purchaser will not be required to surrender the Note until the Purchaser receives a credit to the account of the Purchaser’s prime broker through the DWAC system (as defined below), representing the Note Shares or until the Note has been fully satisfied. Each date on which a Notice of Conversion is telecopied or delivered to Patients in accordance with the provisions hereof shall be deemed a “Conversion Date.” Pursuant to the terms of the Notice of Conversion, Patients will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) business day of the date of the delivery to Patients of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by Patients of the Notice of Conversion (the “Delivery Date”).

(c)  Patients understands that a delay in the delivery of the Note Shares in the form required pursuant to Section 9 hereof beyond the Delivery Date could result in economic loss to the Purchaser. In the event that Patients fails to direct its transfer agent to deliver the Note Shares to the Purchaser via the DWAC system within the time frame set forth in Section 9.1(b) above and the Note Shares are not delivered to the Purchaser by the Delivery Date, as compensation to the Purchaser for such loss, Patients and the Company jointly and severally agree to pay late payments to the Purchaser for late issuance of the Note Shares in the form required pursuant to Section 9 hereof upon conversion of the Note in the amount equal to the greater of: (i) $500 per business day after the Delivery Date or (ii) the Purchaser’s actual damages from such delayed delivery. Patients and the Company shall jointly and severally pay any payments incurred under this Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages. Such documentation shall show the number of shares of Common Stock the Purchaser is forced to purchase (in an open market transaction) which the Purchaser anticipated receiving upon such conversion, and shall be calculated as the amount by which (A) the Purchaser’s total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note, for which such Conversion Notice was not timely honored.

10.  Registration Rights.

10.1  Registration Rights Granted. Patients hereby grants registration rights to the Purchaser pursuant to the Registration Rights Agreement.

10.2  Offering Restrictions. Except for stock or stock options granted to employees or directors of Patients and the Company (these exceptions hereinafter referred to as the “Excepted Issuances”), neither Patients nor any of its Subsidiaries will, prior to the full repayment or conversion of the Note (together with all accrued and unpaid interest and fees related thereto), (a) enter into any equity line of credit agreement or similar agreement or (b) issue, or enter into any agreement to issue, any securities with a variable/floating conversion and/or pricing feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement).

11.  Miscellaneous.

11.1  Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)  THIS AGREEMENT AND THE OTHER RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(b)  EACH OF PATIENTS AND THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND/OR PATIENTS, ON THE ONE HAND, AND THE PURCHASER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS; PROVIDED, THAT THE PURCHASER, PATIENTS AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL (AS DEFINED IN THE MASTER SECURITY AGREEMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS (AS DEFINED IN THE MASTER SECURITY AGREEMENT), OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER. EACH OF PATIENTS AND THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND PATIENTS AND THE COMPANY HEREBY WAIVE ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH OF PATIENTS AND THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO PATIENTS AT THE ADDRESS SET FORTH IN SECTION 11.8 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF PATIENTS’ ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c)  THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PURCHASER AND/OR THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

11.2  Severability. Wherever possible each provision of this Agreement and the Related Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Related Agreement shall be prohibited by or invalid or illegal under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity or illegality, without invalidating the remainder of such provision or the remaining provisions thereof which shall not in any way be affected or impaired thereby.

11.3  Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of Patients and/or the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by Patients and/or the Company, as the case may be, hereunder solely as of the date of such certificate or instrument. All indemnities set forth herein shall survive the execution, delivery and termination of this Agreement and the Note and the making and repayment of the obligations arising hereunder, under the Note and under the other Related Agreements.

11.4  Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person or entity which shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. The Purchaser shall not assign its rights hereunder or under any Related Agreement to a competitor of the Company unless an Event of Default (as defined in the Note) has occurred and is continuing.

11.5  Entire Agreement; Maximum Interest. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Nothing contained in this Agreement, any Related Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Patients and/or the Company to the Purchaser and thus refunded to Patients and/or the Company, as the case may be.

11.6  Amendment and Waiver.

(a)  This Agreement may be amended or modified only upon the written consent of Patients, the Company and the Purchaser.

(b)  The obligations of Patients and the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

(c)  The obligations of the Purchaser and the rights of Patients under this Agreement may be waived only with the written consent of Patients.

(d)  The rights of the Company under this Agreement may be waived only with the written consent of the Company.

11.7  Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

11.8  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a)  upon personal delivery to the party to be notified;

(b)  when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

(c)  three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(d)  one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to Patients or any Subsidiary thereof, to:	Patients & Physicians, Inc. c/o Flagship Patient Advocates, Inc. 432 Park Avenue South 13th Floor New York, NY 10016 Attention: Chief Financial Officer Facsimile: 212-340-9101

with a copy to:	Robert S. Matlin, Esq Kirkpatrick & Lockhart Nicholson Graham LLP 599 Lexington Avenue New York, NY 10022 Facsimile: 212-536-3901

If to the Purchaser, to:	Laurus Master Fund, Ltd. c/o M&C Corporate Services Limited P.O. Box 309 GT Ugland House George Town South Church Street Grand Cayman, Cayman Islands Facsimile: 345-949-8080

with a copy to:	John E. Tucker, Esq. 825 Third Avenue 14th Floor New York, NY 10022 Facsimile: 212-541-4434

with a copy to:	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attention: Scott J. Giordano, Esq. Facsimile: 212-407-4990

or at such other address as Patients or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

11.9  Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement or any Related Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and/or such Related Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

11.10  Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.11  Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

11.12  Broker’s Fees. Except as set forth on Schedule 11.12 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.12 being untrue.

11.13  Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement or any Related Agreement to favor any party against the other.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Securities Purchase Agreement of the date set forth in the first paragraph hereof.

COMPANY:	PURCHASER:

FLAGSHIP PATIENT ADVOCATES, INC.	LAURUS MASTER FUND, LTD.

By: /S/ Fred F. Nazem	By: /S/ David Grin

Name: Fred F. Nazem	Name: David Grin

Title: CEO	Title: Director

PATIENTS & PHYSICIANS, INC.

By: /S/ Fred F. Nazem

Name: Fred F. Nazem

Title: CEO

EXHIBIT A

FORM OF CONVERTIBLE NOTE

A-1

EXHIBIT B

FORM OF WARRANT

B-1

EXHIBIT C

FORM OF OPINION

1.  Patients and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

2.  Each of Patients and each of its Subsidiaries has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and the Related Agreements. All corporate action on the part of Patients and each of its Subsidiaries and its officers, directors and stockholders necessary has been taken for: (i) the authorization of the Agreement and the Related Agreements and the performance of all obligations of Patients and each of its Subsidiaries thereunder; and (ii) the authorization, sale, issuance and delivery of the Securities pursuant to the Agreement and the Related Agreements. The Closing Shares, the Note Shares and the Warrant Shares, when issued pursuant to and in accordance with the terms of the Agreement and the Related Agreements and upon delivery shall be validly issued and outstanding, fully paid and non assessable.

3.  The execution, delivery and performance by each of Patients and each of its Subsidiaries of the Agreement and the Related Agreements to which it is a party and the consummation of the transactions on its part contemplated by any thereof, will not, with or without the giving of notice or the passage of time or both:

(a)  Violate the provisions of their respective Charter or bylaws; or

(b)  To our knowledge, violate any judgment, decree, order or award of any court binding upon Patients or any of its Subsidiaries; or

(c)  Violate any Delaware, New York or federal law

4.  The Agreement and the Related Agreements will constitute, valid and legally binding obligations of each of Patients and each of its Subsidiaries (to the extent such entity is a party thereto), and are enforceable against each of Patients and each of its Subsidiaries party thereto in accordance with their respective terms, except:

(a)  as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b)  general principles of equity that restrict the availability of equitable or legal remedies.

5.  To such counsel’s knowledge, the sale of the Closing Shares is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. To such counsel’s knowledge, the issuance of the Note and the subsequent conversion of the Note into Note Shares are not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. To such counsel’s knowledge, the issuance of the Warrant and the subsequent exercise of the Warrant for Warrant Shares are not subject to any preemptive rights or, to such counsel’s knowledge, rights of first refusal that have not been properly waived or complied with.

C-1

6.  Assuming the accuracy of the representations and warranties of the Purchaser contained in the Agreement, the offer, sale and issuance of the Securities on the Amendment and Restatement Date will be exempt from the registration requirements of the Securities Act. To such counsel’s knowledge, neither Patients, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to the Agreement or any Related Agreement to be integrated with prior offerings by Patients for purposes of the Securities Act which would prevent Patients from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions.

7.  To our knowledge, there is no action, suit, proceeding or investigation pending or, to such counsel’s knowledge, currently threatened against Patients or any of its Subsidiaries that prevents the right of Patients or any of its Subsidiaries to enter into this Agreement or any Related Agreement, or to consummate the transactions contemplated thereby. To such counsel’s knowledge, Patients is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality; nor is there any action, suit, proceeding or investigation by Patients currently pending or which Patients intends to initiate.

8.  The terms and provisions of the Master Security Agreement, the Intellectual Property Security Agreement and the Stock Pledge Agreement create a valid security interest in favor of the Purchaser in the respective rights, title and interests of Patients and its Subsidiaries in and to the Collateral (as defined in each of the Master Security Agreement and the Stock Pledge Agreement). Each UCC-1 Financing Statement naming Patients or any Subsidiary thereof as debtor and the Purchaser as secured party are in proper form for filing and assuming that such UCC-1 Financing Statements have been filed with the Secretary of State of Delaware, the security interest created under the Master Security Agreement and the Intellectual Property Security Agreement will constitute a perfected security interest under the Uniform Commercial Code in favor of the Purchaser in respect of the Collateral that can be perfected by filing a financing statement. After giving effect to the delivery to the Purchaser of the stock certificates representing the ownership interests of each Subsidiary of Patients (together with effective endorsements) and assuming the continued possession by the Purchaser of such stock certificates in the State of New York, the security interest created in favor of the Purchaser under the Stock Pledge Agreement constitutes a valid and enforceable first perfected security interest in such ownership interests (and the proceeds thereof) in favor of the Purchaser, subject to no other security interest. No filings, registrations or recordings are required in order to perfect (or maintain the perfection or priority of) the security interest created under the Stock Pledge Agreement in respect of such ownership interests.

C-2

SCHEDULE 1

JUNIOR SECURED NOTES

S1-1